EXHIBIT 2
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                CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Vitran Corporation Inc. (the "Company") on Form 20-F for the fiscal year ended December 31, 2001, as filed with the Securities and Exchange Commission on August 5, 2002 (the "Report"), I, Kevin Glass, Vice President Finance and Chief Financial Officer of the Company, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

         (1). The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

         (2). The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.




Date:    December 15, 2003                     By: /s/ Kevin Glass
                                                   -----------------------------
                                                   Kevin Glass
                                                   Vice President Finance and
                                                   Chief Financial Officer